United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012

Black Diamond, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24277 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2012, Black Diamond, Inc. (the “Company” or “Black Diamond”) entered into an amendment (the “Amendment”) to the Share Transfer Agreement (the “Agreement”) dated as of June 7, 2012, by and among Black Diamond, Ember Scandinavia AB, a Swedish corporation and wholly owned subsidiary of Black Diamond, and the shareholders of POC Sweden AB (“POC”), a Stockholm-based developer and manufacturer of protective gear for action sports athletes. The Company filed a Current Report on Form 8-K with the Securities and Exchange Commission on June 13, 2012 describing the entry into the Agreement. Under the Amendment, the parties have agreed to amend the Agreement to provide that the 460,065 shares of Black Diamond common stock to be issued to the shareholders of POC will not be registered under the Securities Act of 1933, as amended, based on available exemptions from registration.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following Exhibits are filed herewith as a part of this Current Report on Form 8-K Report:

Exhibit	Description
10.1

Share Transfer Agreement, dated as of June 7, 2012, by and among Black Diamond, Inc., Ember Scandinavia AB, and the shareholders of POC Sweden AB (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on June 13, 2012 and incorporated herein by reference).

10.2	Amendment, dated July 2, 2012, to Share Transfer Agreement, dated as of June 7, 2012, by and among Black Diamond, Inc., Ember Scandinavia AB, and the shareholders of POC Sweden AB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2012

BLACK DIAMOND, INC.
By: /s/ Robert Peay Name: Robert Peay Title: Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit	Description
10.2	Amendment, dated July 2, 2012, to Share Transfer Agreement, dated as of June 7, 2012, by and among Black Diamond, Inc., Ember Scandinavia AB, and the shareholders of POC Sweden AB.